UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2012

AMERICAN STANDARD ENERGY CORP.

(Exact name of registrant as specified in its charter)

Delaware	333-132948	20-2791397
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4800 North Scottsdale Road Suite 1400 Scottsdale, Arizona	85251
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 371-1929

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into a Material Definitive Agreement.
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 3.02	Unregistered Sales of Equity Securities.

Pentwater Financing

On February 10, 2012 (the “Closing Date”), American Standard Energy, Corp. (the “Company”) and ASEN 2, Corp. (“ASEN 2”), a wholly-owned subsidiary of the Company closed on a Note and Warrant Purchase Agreement dated February 9, 2012 (the “Purchase Agreement”) with Pentwater Equity Opportunities Master Fund Ltd. and PWCM Master Fund Ltd. (collectively, “Pentwater”) in connection with a $20 million private financing. The initial funding made by Pentwater to ASEN 2 on the Closing Date was in the amount of $10 million. The funding of an additional $10 million (the “Subsequent Funding”) is subject to the closing of a proposed purchase and sale agreement by and among the Company, Geronimo Holding Corporation, XOG Operating LLC and HNL Royalties LLC (collectively, the “XOG Group”), as well as certain other closing conditions.

The borrowings under the Purchase Agreement are evidenced by a $20 million secured convertible promissory note (the “Note”) convertible into shares of the Company’s common stock (“Common Stock”) at a conversion price of $9.00 per share and five year warrants to purchase three million three hundred thirty three thousand three hundred thirty three (3,333,333) shares of Common Stock at a per share cash exercise price of $2.50 (the “Warrants”). The Warrants are also subject to a mandatory exercise at the Company’s option with respect to (i) 50% of the number of shares underlying the Warrants (“Warrant Shares”) if the closing sale price of the Common Stock is equal to or greater than $5.00 per share for twenty consecutive trading days and (ii) 50% of the number of Warrant Shares if the closing sale price of the Common Stock is equal to or greater than $9.00 per share for twenty consecutive trading days.

From the Closing Date through December 9, 2012, the outstanding borrowings under the Note bear an interest rate of 11% per annum, payable as follows (i) interest at a rate of 9% per annum is payable on the first business day of each month, commencing on March 1, 2012 and (ii) interest at a rate of 2% per annum is capitalized and added to the then unpaid principal amount monthly in arrears on the first business day of each month commencing on March 1, 2012. On and after December 9, 2012 through the maturity date, the Note bears an interest rate of 16% per annum, payable as follows: (i) interest at a rate of 11% per annum is payable on the first business day of each month commencing on December 1, 2012 and (ii) interest at a rate of 5% per annum is capitalized and added to the then unpaid principal amount monthly on the first business day of each month commencing on December 1, 2012. The Note has a maturity date of February 9, 2015. ASEN 2 can prepay the Note without penalty prior to December 31, 2012. If the prepayment occurs after December 31, 2012, ASEN 2 must pay to Pentwater 106% of the then outstanding principal amount of the Note. At any time after February 9, 2013, the principal amount and interest of the Note may be converted into shares of Common Stock at a conversion price of $9.00 per share. The Note was issued with an original discount in the amount of $175,000.

Pursuant to a Security Agreement, ASEN 2’s obligations under the Purchase Agreement and the other transaction documents are secured by, among other things, a first priority lien on ASEN 2’s interest in certain oil and gas properties and the hydrocarbons produced from such properties, as well as the proceeds of the sale of such hydrocarbons.  The Company guaranteed ASEN 2’s obligations under the Purchase Agreement and the other transaction documents pursuant to a Guaranty Agreement.

Pursuant to a Registration Rights Agreement, the Company has agreed to register the Warrant Shares and Series C Warrant Shares (as defined below), on a registration statement to be filed with the Securities and Exchange Commission (the “Registration Statement”) within one hundred twenty (120) days after the Subsequent Funding (the “Filing Date”) and to obtain effectiveness of such Registration Statement within one hundred eighty (180) days after the Filing Date (the “Effectiveness Date”). The Company has also agreed to keep the Registration Statement effective until the earlier of (i) the sale of all the Warrant Shares and Series C Warrant Shares covered by such Registration Statement or (ii) the date the Warrant Shares and Series C Warrant Shares may be sold pursuant to Rule 144. If the Company (i) does not file the Registration Statement by the Filing Date, (ii) does not obtain effectiveness of the Registration Statement by the Effectiveness Date or (iii) allows certain lapses in effectiveness (each an “Event”), the Company is obligated to pay to Pentwater liquidated damages equal to 0.5% of the borrowed principal amount under the Note for every thirty (30) days after the occurrence of an Event until cured, up to a maximum of 6%.

The issuance of the Notes and Warrants was not registered under the Securities Act and all of the above referenced issuances qualified for exemption under Section 4(2) of the Securities Act since the issuance of securities by us did not involve a public offering. The issuance was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved, size of the offering, manner of the offering and number of securities offered. We did not undertake an offering in which we sold a high number of securities to a high number of investors. In addition, Pentwater represented that it had the necessary investment intent as required by Section 4(2) since Pentwater agreed to and received securities bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act for this transaction.

Modification Agreement with Pentwater

On February 10, 2012, the Company, Pentwater and two affiliated entities of Pentwater (the “Modification Investors”) entered into a modification agreement (the “Modification Agreement”) pursuant to which the parties agreed to amend the terms of the Series B warrants (the “Series B Warrants”) issued to the Modification Investors in a $13 million private placement offering of the Company’s securities in July 2011 (the “July Offering”) in which the Modification Investors invested $12 million. Pursuant to the terms of the Modification Agreement, the parties agreed to limit the dilutive effects of the Series B Warrants by including a floor of $3.00 per share in the calculation of the reset provision included in the Series B Warrants. Accordingly, the aggregate number of shares of Common Stock underlying the Series B Warrants held by the Modification Investors is 1,913,043 shares.

As additional consideration for the modification of the Series B Warrants, the Company agreed to issue to the Modification Investors new five-year Series C warrants (“Series C Warrants”) to purchase 2.5 million shares of Common Stock (the “Series C Warrant Shares”) with a cash exercise price of $3.00 per share. The Series C Warrants include a provision under which the Series C Warrants must be exercised at the election of the Company by the Modification Investors for cash if the closing sales price of the Common Stock is $6.00 per share or greater for 20-consecutive trading days. As a result of the issuance of the Warrants and the Series C Warrants, the exercise prices and number of shares underlying the Series A warrants and Series B warrants held by the remaining investor in the July Offering will be adjusted pursuant to their terms.

The issuance of the Series B Warrants and Series C Warrants was not registered under the Securities Act and all of the above referenced issuances qualified for exemption under Section 4(2) of the Securities Act since the issuance of securities by us did not involve a public offering. The issuance was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved, size of the offering, manner of the offering and number of securities offered. We did not undertake an offering in which we sold a high number of securities to a high number of investors. In addition, the Modification Investors represented that they had the necessary investment intent as required by Section 4(2) since they agreed to and received securities bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act for this transaction.

Macquarie Consent

In connection with the consent provided by Macquarie Bank Limited (“Macquarie”) to the above-referenced transactions pursuant to the terms of the $300,000,000 Credit Agreement entered into by Macquarie, lenders party thereto and the Company and a wholly-owned subsidiary of the Company as of September 21, 2011 (the “Credit Agreement”), the Company agreed (i) to pay to Macquarie Americas Corp. (“Macquarie Americas”) a $1,100,000 modification fee and (ii) to amend and restate the warrant to purchase up to 5,000,000 shares of Common Stock (the “Macquarie Warrant”), at an exercise price of $7.50 per share, issued to Macquarie Americas on September 21, 2011 pursuant to the terms of the Credit Agreement. Accordingly, the Company issued an amended and restated Macquarie Warrant (the “Amended Macquarie Warrant”) to Macquarie Americas to purchase two million three hundred thirty-three thousand (2,333,000) shares of Common Stock, at an exercise price of $3.25 per share. The Amended Macquarie Warrant is not subject to further anti-dilution provisions other than customary reset provisions for stock splits, subdivision or combinations. The Amended Macquarie Warrant is exercisable on a cashless basis if there is no registration statement covering the underlying Common Stock. The Company granted the holder piggy-back registration rights on the underlying Common Stock.

The issuance of the Amended Macquarie Warrant was not registered under the Securities Act and the above referenced issuances qualified for exemption under Section 4(2) of the Securities Act since the issuance of securities by us did not involve a public offering. The issuance was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved, size of the offering, manner of the offering and number of securities offered. We did not undertake an offering in which we sold a high number of securities to a high number of investors. In addition, Macquarie Americas represented that it had the necessary investment intent as required by Section 4(2) since Macquarie Americas agreed to and received securities bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act for this transaction.

Amendment to Securities Purchase Agreement

On February 9, 2012, the holders of greater than 67% of the securities (“Holders”) purchased from the Company pursuant to a securities purchase agreement (“SPA”) dated as of February 1, 2011 entered into an Agreement and Consent to amend certain provisions of the SPA (the “Amendment”). Pursuant to the Amendment, the Holders and the Company agreed to amend the SPA to delete sections 4.10 and 4.11 of the SPA to remove the restrictions on subsequent equity sales and the Holders right of participation in future equity sales.

This Current Report on Form 8-K contains summaries of the material terms of various agreements executed in connection with the transactions described herein.  The summaries of these agreements are subject to, and qualified in their entirety by reference to these agreements, all of which are attached as exhibits hereto and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)        Exhibits

Exhibit Number	Description
4.1 4.2	Form of Warrant issued to Pentwater, dated February 9, 2012 Form of Series C Warrant issued to Pentwater, dated February 9, 2012
4.3	Amended and Restated Warrant issued to Macquarie Americas Corp., dated February 9, 2012
10.1	Note and Warrant Purchase Agreement by and among the Company, ASEN 2, and Pentwater, dated as of February 9, 2012 +
10.2	Secured Convertible Promissory Note issued by ASEN 2 to Pentwater, dated February 9, 2012
10.3	Security Agreement by and among ASEN 2 to Pentwater, dated as of February 9, 2012 +
10.4	Guaranty Agreement by and among the Company and Pentwater, dated as of February 9, 2012
10.5	Registration Rights Agreement by and among the Company and Pentwater, dated as of February 9, 2012
10.6	Modification Agreement by and among the Company, Pentwater and its affiliates, dated as of February 9, 2012
10.7	Amendment to Securities Purchase Agreement by and among the Company and certain holders thereto, dated February 9, 2012
10.8	Mortgage and Deed of Trust from ASEN 2 to Pentwater for LaSalle County, Texas +
10.9	Mortgage and Deed of Trust from ASEN 2 to Pentwater for Frio County, Texas +
99.1	Press Release

+ Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. American Standard Energy Corp. hereby undertakes to furnish supplementally to the Securities and Exchange Commission copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 15, 2012	AMERICAN STANDARD ENERGY CORP.

	By:	/s/ Richard MacQueen
Richard MacQueen
President